News Release

MIHI Wholly Owned Subsidiary “3PointCare” Enters Into Exclusive Management Services Agreement With TeleLife MD, Inc.

TeleLife Owns And Operates A Multi-Disciplinary Specialty Care Practice Formed For The Purpose Of Providing Telemedicine Services To Patients In Rural Underserved Areas; Company Subsidiary To Act As Its Management Service Organization (MSO) To Manage All Healthcare Operations.

DULUTH, GEORGIA – 09/08/2016

Medina Innovation Holdings, Inc., which is changing its name to Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI), today announced that its wholly owned subsidiary, 3PointCare, Inc. has entered into a Management Services Agreement to exclusively provide management services to TeleLife MD, Inc. The Company will be the exclusive provider to TeleLife. The agreement has an initial term of ten years together with certain renewal rights.

Previously, the Company announced that it had created a wholly owned subsidiary, 3PointCare to act as its management services organization (MSO) to manage all healthcare service operations of the Company. Now with this agreement, the Company has acquired the services of TeleLife MD, a multi-disciplinary specialty care practice formed for the purpose of providing telemedicine services to patients in rural underserved areas in various States.

The Company also licensed its cloud-based tele-health technology platform to TeleLife.

Under the agreement the Company will provide all technology, network services, implementation, support and training to TeleLife and its physicians to enable the use of the technology to its full capacity and engage in HIPAA compliant virtual patient encounters. The Company will maintain responsibility for all updates necessary to keep the technology efficient, secure and reliable. In addition to virtual connectivity, software will include centralized scheduling, electronic medical record (EMR) management, and practice management software (PMS) in addition to video network infrastructure support.

Additionally, the Company will provide core MSO services such as claims processing, billing and collection, physician services that include support and recruiting.

3PointCare offers unparalleled access to quality healthcare in real time, with centralized scheduling, credentialing support, 24/7 IT support, telemedicine video conferencing and much more.

Arturo “Jake” Sanchez, CEO and Director, stated: “This agreement with TeleLife provides us with a network of physician specialists that we can make available to rural practitioners and their patients. This enables rural patients and practitioners access to 16 types of physician specialists directly from inside the confines of the rural physicians’ offices. At no cost to the practitioners (both rural and inside TeleLife) we also handle all administrative duties usually associated with the scheduling and billing for these services while creating additional revenues for these physicians without the traditional accompanying administrative or capital costs. Patients are real winners as well. They get access to high quality specialty care with the convenience of receiving services in their backyard with their doctor whom they know and trust. They no longer need to travel several miles to seek out these services.”

Dr. Christopher JWB Leggett, the Company’s Chief Medical Officer and CEO of TeleLife added: “The doctors at TeleLife immediately understood the value proposition the Company is offering. It allows TeleLife to immediately expand the size of our client base andour geographic footprint. The Company also assumes all the administrative support, staffing requirements, associated office functions, equipment & technical requirement and costs, including insurance for our doctors. It’s a win-win for all parties.”

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About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary doctors utilizing nextgen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships, we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://www.medicalinnovationholdings.com

To be added to the Company investor email list, please email investor@MedicalInnovationHoldings.com with MIHI in the subject line.

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release

Investor Contacts:

investor@medicalinnovationholdings.com